FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER


               FIRST AMENDMENT (this "Amendment"), dated as of January 16, 1997, to Agreement and Plan of Merger, dated as of December 27, 1996, by and among CYBEX International, Inc., a New York corporation ("CYBEX"), Trotter Inc., a Delaware corporation ("Trotter"), and CAT'S TAIL, INC., a direct wholly-owned subsidiary of CYBEX and a Delaware corporation (the "Company") (the "Merger Agreement").

               WHEREAS, CYBEX, Trotter and the Company desire to amend the Merger Agreement in order to correct certain errors and/or eliminate certain ambiguities in the Merger Agreement;

               WHEREAS, capitalized terms not otherwise defined herein have the meanings ascribed to them in the Merger Agreement;

               NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto hereby agree as follows:

               SECTION 1.  Amendments.  The Merger Agreement is hereby
                           ----------
     amended as follows:

          (a) Sections 2.2, 7.9(c) and 7.11 of the Merger Agreement are amended by deleting each reference to "Effective Date" and substituting therefor "Effective Time".

          (b) Section 6.1(g) of the CYBEX Disclosure Schedule is amended by adding the following: "CYBEX may secure by letter of credit or otherwise the balance of the payments due to J. Raymond Elliott under his employment agreement with the Company".

          (c) Section 7.5 of the Merger Agreement is amended by deleting each reference to "DGCL" and substituting therefor "New York Business Corporation Law".

          (d) Section 7.7 of the Merger Agreement is amended to delete the "(a)" that immediately precedes the heading "Certain Employee Agreements".

          (e) Section 7.9 of the Merger Agreement is amended to insert an "(a)" immediately following the heading "Stock Option and Other Stock Plans".

          (e) Section 7.9 of the Merger Agreement is amended to insert an "(a)" immediately following the heading "Stock Option and Other Stock Plans".

          (f) Sections 7.5, 7.7 and 7.9(b) of the Merger Agreement are amended by deleting each reference to "the Company" and substituting therefor "CYBEX".

          (g) Section 8.1(c) of the Merger Agreement is amended to read in its entirety as follows:

                    Statutory Approvals. All waiting periods applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated and all approvals of, or filings with, any Governmental Authority required to consummate the transactions contemplated hereby shall have been obtained or made, other than immaterial approvals and filings, the failure to obtain or make which would have no material adverse effect on CYBEX or Trotter or, following the Effective Time, CYBEX.

          (h) The Index of Principal Terms of the Merger Agreement is amended by deleting the reference to the term "Final Order".


               SECTION 2. Miscellaneous.
                          -------------
          (a) Except as specifically amended above, the Merger Agreement shall remain in full force and effect and is hereby ratified and confirmed.

          (b) This Amendment may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

          (c) This Amendment shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts executed in and to be fully performed in such State, without giving effect to its conflicts of law rules or principles.

          (d) This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

               IN WITNESS WHEREOF, CYBEX, Trotter and the Company have caused this Amendment to be signed by their respective officers thereunto duly authorized as of the date first written above.


                              CYBEX INTERNATIONAL, INC.


                              By: /s/ John C. Spratt
                                 ---------------------------
                                 Name:  John C. Spratt
                                 Title: Chairman of the Board


                              TROTTER INC.


                              By: /s/ John Aglialoro
                                 ---------------------------
                                 Name:  John Aglialoro
                                 Title: Chairman of the Board


                              CAT'S TAIL, INC.


                              By: /s/ John C. Spratt
                                 ---------------------------
                                 Name:  John C. Spratt
                                 Title: Chairman of the Board





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